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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                 April 27, 2000
                Date of Report (Date of earliest event reported)




                             U.S. Technologies Inc.
               (Exact name of Registrant as Specified in Charter)



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
   Delaware                     0-15960                   73-1284747
(State or Other               (Commission                (IRS Employer
Jurisdiction of               File Number)            Identification No.)
Incorporation)
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         2001 Pennsylvania Avenue, NW, Suite 675, Washington, DC 20006
                    (Address of principal executive offices
                              including zip code)



                                 (202) 466-3100
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM  2.


Effective April 12, 2000, U.S. Technologies Inc. a Delaware corporation (the "Registrant"), completed its previously announced acquisition of Internet incubator company E2Enet, Inc.("E2Enet") pursuant to the terms of that certain Stock Exchange Agreement, dated as of February 21, 2000 (the "Exchange Agreement"), entered into by and between the Registrant, E2Enet, and certain E2Enet stockholders, as amended by the Amendment to Stock Exchange Agreement, dated April 5, 2000, entered into by and between the Registrant, U.S. Technologies Acquisition Sub, Inc., E2Enet, Northwood Ventures LLC ("Northwood Ventures"), Northwood Capital Partners LLC ("Northwood Capital"), Jonathan J. Ledecky ("Ledecky") and other E2Enet stockholders (the "Exchange Agreement Amendment"; references to the Exchange Agreement herein mean such agreement as so amended unless otherwise specifically indicated).

The Registrant's new voting Series B mandatorily convertible preferred shares with an aggregate liquidation preference of $11.2 million were issued in exchange for all of the outstanding capital stock of E2Enet. The Registrant acquired E2Enet's stock and assumed its liabilities in connection with the exchange. The preferred shares are to be converted into 56 million shares of common stock after Registrant stockholders approve an amendment to the Registrant's charter authorizing additional shares of common stock. As a result of the merger between E2Enet and the Registrant's acquisition subsidiary, E2Enet was merged into a wholly owned subsidiary of the Registrant and the subsidiary's name was subsequently changed to E2Enet.

E2Enet has made early stage investments in several development stage business-to-business (B2B) and business-to-consumer (B2C) e-commerce businesses. The Registrant's merger of E2Enet resulted in the Registrant indirectly owning equity interests in the following companies:

Buyline.net, Incorporated ("Buyline"). Buyline is a developer of B2B e-commerce applications, and is developing a proprietary Internet software program designed to be a universal platform for entry-level B2B e-commerce, linking buyers and sellers. Buyline's application for RFP/RFQ technology (Request for Proposal/Request for Quotation) will be used in a full range of on-line advertising, on Internet-based directories, and in commercial web sites.

VIPRO Corporation ("Vipro"). Vipro is an Internet surety company, which provides repair guarantees against viruses that harm computers. Vipro has e-commerce relationships with a leading


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Internet utility company, a credit card association, one of the largest warranty claims administrators in the world and over 170 Internet service providers.

Urban Box Office Network, Inc. ("UBO"). UBO is a developer of networked multi-media web sites that will provide e-commerce services to participants interested in urban culture, information, entertainment and products.

OneMade, Inc. ("OneMade"). OneMade is a developer of an e-commerce community that will serve participants in the arts, crafts, and hobby industries. OneMade intends to connect wholesalers, retailers, consumers and artists in these fields.

bluemercury, Inc. ("bluemercury"). bluemercury operates an e-commerce site for upscale cosmetic products and accessories. It intends to pursue a "clicks and bricks" strategy by also acquiring high-end cosmetic specialty retailers.

MEI Sofware Systems, Inc. ("MEI"). MEI provides customized software systems to manage the databases of trade associations, professional associations, fund-raising organizations and chambers of commerce.

In connection with the E2Enet acquisition, the Registrant entered into certain additional agreements as called for by the Exchange Agreement. Registrant, USV Partners, LLC ("USV Partners"), James V. Warren ("Warren"), Northwood Ventures, Northwood Capital and Ledecky entered into a voting agreement regarding the designation of nominees and election of members to the Registrant's board of directors. The voting agreement provides that the number of directors on the board shall be established at eight directors, composed of: a) four directors designated by USV Partners, including C. Gregory Earls ("Earls") as Chairman and Chief Executive Officer of the Registrant; b) two directors designated by Ledecky; and c) two directors designated by Northwood Ventures and Northwood Capital.

As previously announced, upon completion of the E2Enet acquisition, the board was expanded to include, in addition to Earls and Warren, the following individuals:

Sen. George J. Mitchell, former Senator from Maine and Senate Majority Leader;

Hon. William H. Webster, former Director of both the FBI and CIA, and is currently a senior partner at the law firm of Milbank, Tweed, Hadley & McCloy;

Rick Rickertsen, partner at Thayer Capital;


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Hal Wilson and Peter Schiff, Managing Directors of Northwood Ventures and
Northwood Capital; and

Arthur Maxwell, president of Affordable Interior Systems, Inc.

USV Partners and Warren also agreed and provided a proxy for the benefit of E2Enet stockholders who became Registrant stockholders, to vote in favor of amending the Registrant's charter in order to increase the number of authorized shares of common stock of the Registrant necessary for the Registrant's
Series A, B and C preferred shares to be fully converted into common stock
(the "Charter Amendment").

The Registrant, USV Partners, Northwood Capital, Northwood Ventures, Ledecky and other holders of the Registrant's Series B and C preferred stock, entered into an agreement regarding registration rights for the Series A, Series B, and Series C preferred stock and common stock into which they are to be converted. Collectively, the stockholders party to the agreement have the right on three occasions to compel the Registrant to register their respective shares at the expense of the Registrant and rights on other occasions to have such registration effected at the expense of the holders. These stockholders also have unlimited registration rights to be combined, at the Registrant's expense, with certain registrations of any equity securities by the Registrant (Piggyback Rights), subject to restrictions which might be imposed by an underwriter for the sale of such shares.

The foregoing summaries do not comport to be complete. The relevant agreements are exhibits hereto and incorporated herein by reference. See Item 7(c).

ITEM 5. OTHER EVENTS

In connection with and as a condition to completing the Registrant's acquisition of E2Enet, on April 12, 2000, the Registrant completed the private placement of $5,184,000 of voting Series C mandatorily convertible preferred stock and USV Partners purchased an additional $1,250,000 of voting Series A convertible preferred stock. The Registrant plans to seek to raise additional capital through the offering of up to an


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additional $3,566,000 of Series C preferred shares.

All Series C preferred shares will automatically convert, once the Charter Amendment is effective, into shares of the Registrant's common stock at $1.45 per share of common stock. USV Partners also intends to convert its Series A preferred shares into shares of the Registrant's common stock when the Charter Amendment is effective. USV Partners is an affiliate of Earls.

The new funds will be used primarily to finance payment of costs incurred and liabilities assumed in connection with the E2Enet merger and related business transactions, additional investments in new and existing Internet businesses that focus on B2B commerce, and working capital requirements.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  At the present time, it is impractical to provide the financial information relative to the E2Enet merger pursuant to paragraph a4 and b2 of Item 7 of Current Report Form 8-K. The Registrant will file such financial information under cover of a Form 8-K/A within sixty days of the date of this report.


         (c)      Exhibits.

         2.1 Stock Exchange Agreement, dated February 21, 2000, among U.S. Technologies Inc., E2Enet, Inc. and Certain Stockholders of E2Enet, Inc.(incorporated by reference to Exhibit 2.1 to Registrant's Report on Form 8-K filed February 28, 2000).

         2.2 Amendment to the Stock Exchange Agreement, dated April 5, 2000, entered into by and between U.S. Technologies Inc., U.S. Technologies Acquisition Sub, Inc., E2Enet, Inc., Northwood Ventures LLC, Northwood Capital Partners LLC, Jonathan J. Ledecky and other E2Enet, Inc. stockholders (incorporated by reference to Exhibit 2.5 to the Registrant's Form 10-K filed April 10, 2000).


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         2.3      Voting Agreement, dated April 12, 2000, among U.S.
                  Technologies Inc., USV Partners, LLC, James V. Warren, Northwood Ventures, LLC, Northwood Capital Partners, LLC and Jonathan J. Ledecky.

         2.4 Voting Agreement and Proxy, dated April 12, 2000, among USV Partners, LLC, James V. Warren and C. Gregory Earls for the benefit of the holders of the Registrant's Series B Preferred Stock.

         2.5 Amended and Restated Registration Rights Agreement, dated April 12, 2000, among U.S. Technologies Inc., USV Partners, LLC, Northwood Capital Partners LLC, Northwood Ventures LLC, Jonathan J. Ledecky and certain other stockholders of U.S. Technologies Inc.

         4.1 Certificate of Designations, Preferences and Rights of Series B Mandatorily Convertible Preferred Stock of U.S. Technologies Inc.

         4.2 Certificate of Designations, Preferences and Rights of Series C Mandatorily Convertible Preferred Stock of U.S. Technologies Inc.

         99.1 Press Release of April 12, 2000, announcing completion of the acquisition of E2Enet, Inc. and related financings.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   U.S. TECHNOLOGIES INC.



                                   By:     /s/ Gregory Earls
                                       ------------------------
                                       Gregory Earls
                                       Co-Chairman and Co-Chief
                                       Executive Officer



Dated:  April 27, 2000
        Washington, DC


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                        INDEX TO EXHIBITS FILED HEREWITH
                        --------------------------------

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Exhibit
Number         Description
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
2.3            Voting Agreement, dated April 12, 2000, among U.S.
               Technologies Inc., USV Partners, LLC, James V. Warren,
               Northwood Ventures, LLC, Northwood Capital Partners, LLC and Jonathan J. Ledecky.

2.4 Voting Agreement and Proxy, dated April 12, 2000 among USV Partners, LLC, James V. Warren and C. Gregory Earls for the benefit of the holders of the Registrant's Series B Preferred Stock.

2.5 Amended and Restated Registration Rights Agreement, dated April 12, 2000, among U.S. Technologies Inc., USV Partners, LLC, Northwood Capital Partners LLC, Northwood Ventures LLC, Jonathan
               J. Ledecky and certain other stockholders of U.S. Technologies, Inc.

4.1 Certificate of Designations, Preferences and Rights of Series B Mandatorily Convertible Preferred Stock of U.S. Technologies Inc.

4.2 Certificate of Designations, Preferences and Rights of Series C Mandatorily Convertible Preferred Stock of U.S. Technologies Inc.

99.1 Press Release of April 12, 2000, announcing completion of the acquisition of E2Enet, Inc. and related financings.
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